LIMITED POWER OF ATTORNEY

I, Tracey L. Belcourt, hereby constitute and
appoint ROBERT K. BIGGART and ANGELA M. PLA,
with full powers of substitution or revocation,
to serve as my Attorneys-In-Fact and Agents to
exercise the powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4 and
5 in accordance with Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),
and the rules thereunder, relating to the disclosure
of my beneficial ownership of securities in Fortune
Brands Home & Security, Inc. (the "Company") and
(ii) Forms 144 in accordance with the Securities Act
of 1933, as amended (the "Securities Act"), and the
rules thereunder, relating to my transactions in the
securities of the Company; and

2. Do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete and execute any such Form 3, 4, 5 or Form
144 and timely file such form with the SEC and any
stock exchange or similar authority and take any other
action of any type whatsoever in connection with the
foregoing which, in the opinion of such attorneys-in-
fact, may be of benefit to, in the best interest of,
or legally required by, the undersigned.

The undersigned hereby grants to each such attorneys-
in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully
to all intents and purposes as the undersigned might
or could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorneys-in-fact shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or Rule
144 of the Securities Act.

This Power of Attorney shall at all times be binding
with respect to all actions taken by the attorneys-
in-fact in accordance with the terms of this Power
of Attorney.  The powers granted by this Power of
Attorney shall begin on December 5, 2016 and shall
continue in full force and effect until the
undersigned is no longer required to file Section 16
Reports with respect to the equity securities of
the Company, unless earlier revoked by the undersigned
in a signed writing delivered to the foregoing
attorneys-in-fact.

I, Tracey L. Belcourt, executed this Limited Power
of Attorney on this 8th day of December, 2016.

/s/ Tracey Belcourt
Tracey Belcourt